Exhibit 99.1

Press Release

Ness Technologies Acquires Hungary’s FMC Consulting and Informatics

Hackensack, NJ – November 26, 2007 – Ness Technologies, Inc (NASDAQ: NSTC), a global provider of information technology services and solutions, today announced that it has completed the acquisition of FMC Consulting and Informatics Ltd., a privately-held IT consulting and services company based in Hungary. For the full year 2006, FMC generated revenues of about $25 million and was profitable.

With a nearly five-year track record and over 200 consultants working on its projects, FMC has a strong reputation in the consulting and information technology market in Hungary. FMC’s customers include leading companies such as Audi Hungária Motor, Gedeon Richter, K&H Bank, Magyar Telekom, MKB Bank, MOL, OTP Bank, Raiffeisen Bank, Sanofi-Aventis and others. FMC provides a broad range of integrated consulting and services, including elaboration of strategy, process re-engineering, and implementation of IT systems – in the areas of banking solutions, business intelligence and customer relationship management, supply chain solutions, finance, accounting and controlling, human resources, and e-business solutions.

“The acquisition of FMC is another milestone in realizing our European strategy and penetrating additional European markets,” said Sachi Gerlitz, President and CEO of Ness Technologies. “FMC’s extensive expertise in key verticals within Hungary is a valuable asset to Ness and will further strengthen our presence in the Eastern European emerging market.”

“I believe that FMC’s strong consulting background, combined with our IT capabilities, will create unique added value, both for our existing customers and for our Eastern European market as a whole,” said Ivan Hruška, President of Ness Europe. “There are many synergies between FMC’s customers and ours, and the strong, experienced management team at FMC will help us realize these synergies quickly.”

“We are delighted to join Ness Technologies and contribute our knowledge, expertise and experience to Ness’ portfolio,” said Szabolcs Homola, co-founder and partner of FMC, who will serve as FMC’s managing director. “I am confident that being a part of Ness Technologies will further enhance our position in the Hungarian market, and will enable us to help Ness with customers throughout Eastern Europe as well.”

About FMC

Founded in 2002, FMC provides a range of consulting and IT services, from developing strategy, through business, functional and technical specifications, up to and including implementation. FMC helps companies and organizations enhance their competitive edge and meet their business needs, by providing optimal solutions in their environment. For more information about FMC, visit www.fmc.hu.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. Ness specializes in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training. With over 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 14, 2007. Ness is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Ness Technologies media contact:
David Kanaan
USA: 1-888-244-4919
Intl: + 972-3-540-8188
Email: media.int@ness.com

Ness Technologies investor contact:
Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com